Exhibit 99.1

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Reports First Quarter 2016 Results

•	Solutions Revenue of $311.5 million, Increased 20.5% for First Quarter 2016

•	Adjusted EBITDA of $96.3 million, Increased 9.9% for First Quarter 2016

NASHVILLE, Tenn. (May 10, 2016) – Change Healthcare Holdings, Inc., a leading provider of software and analytics, network solutions and technology-enabled services designed to enable smarter healthcare, today announced financial results for the three months ended March 31, 2016, as summarized below:

	Three Months Ended March 31,
(In millions)	2016	2015	% Change
Solutions revenue (exclusive of postage)	$311.5	$258.4	20.5%
Net income (loss)	($15.5)	($5.7)	-168.9%
Adjusted EBITDA	$96.3	$87.6	9.9%

“We are pleased with the overall growth in our business and remain focused on executing our long-term strategic goals,” commented Neil de Crescenzo, president and chief executive officer for Change Healthcare. “During the quarter, we continued to make progress in our integration efforts related to the Altegra Health acquisition which has further expanded our capabilities to better enable smarter healthcare.”

Solutions Revenue

First quarter solutions revenue was $311.5 million, an increase of 20.5%, compared to $258.4 million for the same period in 2015. This increase in solutions revenue as compared to the prior year period was primarily due to recently acquired solutions, including Altegra Health, and continued volume gains in network solutions as a result of increases in the number of insured lives of customers from the ongoing expansion of Medicaid, Medicare Advantage and federal and state exchanges.

Net Income/Loss

First quarter net loss was $15.5 million compared to $5.7 million for the same period in 2015. Net loss was primarily impacted by increased amortization and interest expense as a result of the Altegra Health acquisition and related financing.

Non-GAAP Adjusted EBITDA

First quarter Non-GAAP Adjusted EBITDA increased 9.9% to $96.3 million, or 30.9% of solutions revenue, from $87.6 million, or 33.9% of solutions revenue, for the comparable period in 2015. This increase in Adjusted EBITDA compared to the prior year period was primarily due to business growth, including the impact of acquisitions. Consistent with expectations, Non-GAAP Adjusted EBITDA decreased as a percentage of solutions revenue compared to the prior year period primarily due to changes in revenue mix as a result of the Altegra Health acquisition.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

A reconciliation of Change Healthcare’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain Non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these Non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

Balance Sheet

As of March 31, 2016, cash and cash equivalents were $47.9 million compared to $66.7 million as of December 31, 2015.

Total debt was $2.8 billion as of March 31, 2016 and December 31, 2015.

Cash Flow

Cash flow provided by operations totaled $12.2 million for the three months ended March 31, 2016 compared to $33.7 million for the same period in the prior year. Cash flow from operations for the three months ended March 31, 2016 was negatively impacted by delays in the collection of receivables as a result of customer administrative requirements following the corporate rebranding to Change Healthcare completed in the fourth quarter of 2015.

About Change Healthcare

Change Healthcare is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights designed to enable smarter healthcare. By leveraging its Intelligent Healthcare NetworkTM, which includes the single largest financial and administrative network in the United States healthcare system, payers, providers and pharmacies are able to increase revenue, improve efficiency, reduce costs, increase cash flow and more effectively manage complex workflows. Learn more at www.changehealthcare.com.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Explanation of Non-GAAP Financial Measures

Change Healthcare’s management believes that, in order to properly understand Change Healthcare’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Change Healthcare as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these Non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to Non-GAAP results are provided in the financial statement tables included in this release.

In this release, Change Healthcare defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Change Healthcare’s business, Change Healthcare encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Change Healthcare’s business. Change Healthcare also strongly encourages investors to review the reconciliation of net income (loss) to the Non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Change Healthcare defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in Change Healthcare’s credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in Change Healthcare’s credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Change Healthcare’s operating performance on a consistent basis from period to period that, when viewed in combination with Change Healthcare’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Change Healthcare’s business than GAAP measures alone. Management believes this Non-GAAP measure assists Change Healthcare’s board of directors, management, lenders and investors in comparing Change Healthcare’s operating performance on a consistent basis because it removes where applicable, the impact of Change Healthcare’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Change Healthcare’s operating performance.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Forward-Looking Statements

Statements made in this press release that express Change Healthcare’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Change Healthcare’s possible or assumed future results of operations, including descriptions of Change Healthcare’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Change Healthcare’s operations and business environment, all of which are difficult to predict and many of which are beyond Change Healthcare’s control. Although Change Healthcare believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Change Healthcare’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Change Healthcare’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Change Healthcare’s solutions; Change Healthcare’s ability to maintain relationships with its customers and channel partners; Change Healthcare’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions (including Altegra Health) not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Change Healthcare’s Annual Report filed on Form 10-K for the year ended December 31, 2015, as well as other reports filed by Change Healthcare with the Securities and Exchange Commission.

Forward-looking statements made by Change Healthcare herein, or elsewhere, speak only as of the date on which made. Change Healthcare expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Change Healthcare’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2016	2015
Revenue:
Solutions revenue	$311,497	$258,412
Postage revenue	82,711	87,283

Total revenue	394,208	345,695
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	146,488	121,187
Development and engineering	14,792	10,825
Sales, marketing, general and administrative	67,628	48,262
Customer postage	82,711	87,283
Depreciation and amortization	61,127	48,114
Accretion	3,235	4,979
Impairment of long-lived assets	66	839

Operating income (loss)	18,161	24,206
Interest expense, net	46,622	38,008
Contingent consideration	—	(2,015)

Income (loss) before income tax provision (benefit)	(28,461)	(11,787)
Income tax provision (benefit)	(13,005)	(6,040)

Net income (loss)	$(15,456)	$(5,747)

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$47,893	$66,655
Accounts receivable, net of allowance for doubtful accounts of $4,512 and $3,379 at March 31, 2016 and December 31, 2015, respectively	315,351	280,858
Prepaid expenses and other current assets	46,963	35,413

Total current assets	410,207	382,926
Property and equipment, net	238,152	244,145
Goodwill	2,230,410	2,230,100
Intangible assets, net	1,673,028	1,707,863
Other assets, net	8,190	8,500

Total assets	$4,559,987	$4,573,534

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,352	$27,950
Accrued expenses	173,779	167,169
Deferred revenues	17,756	12,943
Current portion of long-term debt	27,601	32,775

Total current liabilities	252,488	240,837
Long-term debt, excluding current portion	2,739,626	2,741,178
Deferred income tax liabilities	415,556	430,383
Tax receivable agreement obligations to related parties	176,728	173,493
Other long-term liabilities	13,312	11,954
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	1,322,409	1,319,754
Accumulated other comprehensive income (loss)	(3,267)	(2,656)
Accumulated deficit	(356,865)	(341,409)

Total equity	962,277	975,689

Total liabilities and equity	$4,559,987	$4,573,534

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2016	2015
Operating activities
Net income (loss)	$(15,456)	$(5,747)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	61,127	48,114
Accretion	3,235	4,979
Equity compensation	2,690	2,186
Deferred income tax expense (benefit)	(14,112)	(7,149)
Amortization of debt discount and issuance costs	3,358	2,270
Contingent consideration	—	(2,015)
Impairment of long-lived assets	66	839
Other	44	—
Changes in operating assets and liabilities:
Accounts receivable	(34,959)	5,254
Prepaid expenses and other	(11,132)	(5,845)
Accounts payable	2,674	(3,653)
Accrued expenses, deferred revenue and other liabilities	14,629	(5,535)

Net cash provided by (used in) operating activities	12,164	33,698

Investing activities
Purchases of property and equipment	(14,204)	(12,727)
Payments for acquisitions, net of cash acquired	—	(20)
Purchases of technology-based intangible assets	(6,761)	(35)

Net cash provided by (used in) investing activities	(20,965)	(12,782)

Financing activities
Payments on Term Loan Facility	(4,630)	(3,620)
Payments of deferred financing obligations	(5,296)	(4,680)
Repurchase of Parent common stock	(35)	(2,438)
Capital contribution from Investor Group and management	—	804
Payment of contingent consideration	—	(5,553)

Net cash provided by (used in) financing activities	(9,961)	(15,487)

Net increase (decrease) in cash and cash equivalents	(18,762)	5,429
Cash and cash equivalents at beginning of period	66,655	82,306

Cash and cash equivalents at end of period	$47,893	$87,735

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2016	2015
Net income (loss)	$(15,456)	$(5,747)
Interest expense, net	46,622	38,008
Income tax provision (benefit)	(13,005)	(6,040)
Depreciation and amortization	61,127	48,114

EBITDA	79,288	74,335

EBITDA Adjustments:
Equity compensation	2,690	2,186
Acquisition accounting adjustments	319	443
Acquisition-related costs	1,608	837
Transaction-related costs and advisory fees	1,613	1,517
Strategic initiatives, duplicative and transition costs	3,508	957
Severance costs	2,305	2,104
Accretion	3,235	4,979
Impairment of long-lived assets	66	839
Contingent consideration	—	(2,015)
Other non-routine, net	1,634	1,379

EBITDA Adjustments	16,978	13,226

Adjusted EBITDA	$96,266	$87,561

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

# # #

Contact:

Julie Loftus Trudell

Senior Vice President, Investor Relations

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Direct: 615.932.3445

Cell: 757-642-1995

Email: jtrudell@changehealthcare.com